EXHIBIT 10-1



       AMENDMENT TO THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN
                AUTHORIZING THE GRANT OF PERFORMANCE-BASED AWARDS


     The Coca-Cola Company 1989 Restricted Stock Award Plan be, and it hereby is, amended effective October 18, 2000 by adding the following new paragraph (d) to Section 5:

     (d) Performance-Based Awards.

     1. The Restricted Stock Subcommittee of the Board which shall be comprised of two or more outside directors meeting the requirements of Section 162(m) of the Internal Revenue code of 1986, as amended (the Code)(the Subcommittee) may select from time to time, in its discretion, executive officers, senior vice-presidents and other key executives of the Company to receive awards of restricted stock under the Plan, in such amounts as the Subcommittee may, in its discretion, determine (subject to any limitations provided in the Plan), the release of which will be conditioned upon the attainment of certain performance targets (Performance-Based Awards).

     2. At the time of each grant, the Subcommittee shall determine the performance targets and the Measurement Period (as defined below) that will be applied with respect to such grant. Grants of Performance-Based Awards may be made, and the performance targets applicable to such Performance-Based Awards may be determined, by the Subcommittee no later than ninety days after the commencement of the Measurement Period. The performance criteria applicable to Performance-Based Awards will be one or more of the following criteria:

                (i) average annual growth in earnings per share; (ii) increase in share-owner value; (iii) earnings per share; (iv) net income;
                (v) return on assets; (vi) return on share-owners' equity; (vii) increase in cash flow; (viii) operating profit or operating margins; (ix) revenue growth of the Company; and (x) quality as determined by the Company's Quality Index.

The Measurement Period will be a period of years, determined by the Subcommittee in its discretion, commencing on the January 1 of the first year of the Measurement Period and ending on December 31 of the last year of the Measurement Period. The Measurement Period will be subject to adjustment as the Subcommittee may provide in the terms of each award.



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     3. Except as otherwise provided in the terms of the award, shares awarded in the form of Performance-Based Awards shall be eligible for release (the Release Date) on the March 1 next following the completion of the Measurement Period.

     4. Shares awarded in the form of Performance-Based Awards will be released only if the Controller of the Company and the Subcommittee certify that the performance targets have been achieved during the Measurement Period.

     5. Performance-Based Awards granted pursuant to this Section 5(d) are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be administered and construed accordingly.